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EXHIBIT 5.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-10, Amendment No. 1, (No. 333-103564) of Wheaton River Minerals Ltd. ("Wheaton River") of our report dated January 10, 2003 (except for Note 16, for which the date is March 11, 2003) relating to the consolidated financial statements of Wheaton River, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants
Vancouver, British Columbia, Canada
March 11, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS